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                                  EXHIBIT 23.01

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements, as amended, on Form S-3 (Registration Nos. 333-106949 and 333-84820) and Form S-8 (Registration Nos. 333-31709, 333-31721, 333-31723, 333-31727, 333-81844,
333-81858 and 333-106620), of our report dated March 11, 2004, with respect to the consolidated financial statements of Valero Energy Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2003.


                                          /s/ Ernst & Young LLP


San Antonio, Texas
March 11, 2004